Exhibit 99.2

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Form of Control
EdWare LLC	Delaware, USA	Wholly Owned
RMX Industries Inc.	Texas, USA	Wholly Owned